             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this  Post-Effective  Amendment No. 25 to  Registration
Statement No. 33-28598 of Oppenheimer  Strategic Income Fund on Form N-1A of our
report  dated  November  16, 2004,  appearing  in the  Statement  of  Additional
Information,  which is part of such Registration Statement, and to the reference to us under the headings "Independent  Registered Public Accounting Firm" in the
Statement  of  Additional   Information   and  "Financial   Highlights"  in  the
Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
November 24, 2004